UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 29, 2004

PEOPLESOFT, INC.

(Exact name of registrant as specified in its charter)

0-20710
(Commission file number)

Delaware (State or other jurisdiction of incorporation)	68-0137069 (I.R.S. Employer Identification Number)

4460 Hacienda Drive, Pleasanton, CA (Address of principal executive offices)	94588-8618 (Zip Code)

Registrant’s telephone number, including area code: (925) 225-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01. Changes in Control of Registrant.

     PeopleSoft, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), dated as of December 12, 2004, by and among the Company, Oracle Corporation, a Delaware corporation (“Oracle”), and Pepper Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Oracle (“Merger Subsidiary”).

     Pursuant to the Merger Agreement, Oracle caused Merger Subsidiary to amend Merger Subsidiary’s outstanding offer to purchase any and all of the outstanding shares of common stock, par value $0.01 per share, of the Company, including the rights issued pursuant to the Company’s First Amended and Restated Preferred Shares Rights Agreement, to reflect the terms and conditions of the Merger Agreement, including a cash purchase price of $26.50 per share (the “Offer”).

     The Offer expired at 12:00 midnight, New York City time, on Tuesday, December 28, 2004. At the expiration of the Offer, 298,834,574 shares of Company common stock were validly tendered and not withdrawn, representing approximately 75% of the outstanding Company common stock. On Wednesday, December 29, 2004, promptly following the expiration of the Offer, Merger Subsidiary accepted for purchase all shares of the Company’s common stock validly tendered and not withdrawn prior to the expiration of the Offer, and also announced the commencement of a subsequent offering period to expire at 8:00 p.m., New York City time, on Tuesday, January 4, 2005, during which Company stockholders will be able to tender Company common stock to Merger Subsidiary for purchase at the $26.50 per share cash price. Oracle has announced that it intends to complete the acquisition of the Company promptly following the expiration of the subsequent offering period, assuming Merger Subsidiary has acquired at least 90% of the outstanding Company common stock following the completion of the subsequent offering period.

     Pursuant to the Offer, stockholders of the Company who tendered in the Offer shall receive consideration of $26.50 in cash for each share of the Company’s common stock. Based on the per share consideration of $26.50 and the percentage of outstanding shares tendered and accepted for purchase, the value of the shares purchased by Merger Subsidiary in connection with the Offer is approximately $7.9 billion. The funds used by Merger Subsidiary to purchase the shares pursuant to the Offer were from funds contributed or advanced by Oracle from borrowings under a 364-Day Term Loan Agreement (the “Credit Agreement”) dated as of December 28, 2004, among Oracle; the lenders named in the Credit Agreement; Wachovia Bank, National Association, as Administrative Agent (“Wachovia”); Credit Suisse First Boston and ABN AMRO Bank N.V., as Syndication Agents; Bank of America, N.A. and Deutsche Bank Securities, Inc., as Documentation Agents; and Wachovia Capital Markets, LLC and Credit Suisse First Boston, as Joint Lead Arrangers and Joint Bookrunners, in the aggregate amount of $9.5 billion. Oracle delivered a notice of borrowing and conversion to Wachovia requesting a borrowing under the Credit Agreement in the amount of $9.2 billion to be funded on December 29, 2004. Oracle filed the Credit Agreement with the SEC as an exhibit to Amendment 85 of its Tender Offer Statement on Schedule TO filed on December 29, 2004.

     The Merger Agreement also provides that following the consummation of the Offer, including the subsequent offering period described above, Merger Subsidiary will be merged with and into the Company (the “Merger”), with the Company as the surviving corporation in the Merger. Oracle expects to acquire the remaining outstanding shares of the Company’s common stock pursuant to the Merger promptly following the expiration of the subsequent offering period, assuming Merger Subsidiary has acquired at least 90% of the outstanding common stock, as described above. All stockholders who did not tender their shares pursuant to the Offer, including in the subsequent offering period (other than stockholders who validly perfect appraisal rights under Delaware law), will receive $26.50 in cash for each share of Company common stock held at the time of the Merger.

     Pursuant to the Merger Agreement, Oracle was entitled to designate a number of directors to the Company’s board of directors reflecting Oracle’s percentage ownership of the outstanding Company common stock. Therefore, on December 29, 2004, Safra Catz, Daniel Cooperman, Charles E. Phillips, Jr. and Harry L. You were so designated by Oracle and appointed to the Company’s board of directors to replace David A. Duffield, Aneel Bhusri, Frank J. Fanzilli, Jr., Michael J. Maples and Cyril J. Yansouni, who had previously tendered their resignations as PeopleSoft directors. There is one vacancy on the Company’s board of directors. It is expected that A. George “Skip” Battle and Steven D. Goldby, the two remaining continuing PeopleSoft directors, will resign as directors of the Company upon or immediately following the effective time of the Merger.

     To the knowledge of the Company, except as set forth herein, there are no arrangements, including any pledge by any person of securities of the Company, the operation of which may at a subsequent date result in a further change in control of the Company.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

     On December 29, 2004, effective upon the acceptance for payment of at least a majority of the outstanding shares of Company common stock pursuant to the Offer by Merger Subsidiary, Messrs. Aneel Bhusri, Frank J. Fanzilli, Jr., Michael J. Maples and Cyril J. Yansouni resigned as directors of the Company’s board of directors and, pursuant to the Merger Agreement as described in Item 1.01 above, Safra Catz, Daniel Cooperman, Charles E. Phillips, Jr. and Harry L. You were appointed to the Company’s board of directors at Oracle’s request.

     On December 29, 2004, pursuant to a written consent of the board of directors (including the Oracle designees), Kevin T. Parker, Co-President and Chief Financial Officer of the Company, and W. Phillip Wilmington, Co-President of the Company, were terminated from such positions with the Company and Safra Catz and Charles E. Phillips, Jr. were appointed as Co-Presidents of the Company, Harry L. You was appointed as Chief Financial Officer of the Company, and Daniel Cooperman was appointed Senior Vice President, General Counsel and Secretary of the Company.

     Ms. Catz has served as a director of Oracle since October 2001 and has been a Co-President of Oracle since January 2004. She served as an Executive Vice President of Oracle from November 1999 to January 2004 and served as a Senior Vice President between April 1999 and October 1999. Prior to joining Oracle, Ms. Catz was employed by Donaldson, Lufkin & Jenrette, a global investment bank, where she was a Managing Director from February 1997 to March 1999. Ms. Catz is 43 years old.

     Mr. Phillips has been a Co-President and director of Oracle since January 2004. Mr. Phillips was Executive Vice President, Strategy, Partnerships, Business Development of Oracle from May 2003 to January 2004. Prior to joining Oracle, Mr. Phillips was with Morgan Stanley & Co. Incorporated, where he was a Managing Director from November 1995 to May 2003 and a Principal from December 1994 to November 1995. From 1986 to 1994, Mr. Phillips worked at various investment banking firms on Wall Street. Prior to that, Mr. Phillips served as a Captain in the United States Marine Corps as an information technology officer. Mr. Phillips also serves as a director of Viacom Inc. and 51job, Inc. Mr. Phillips is 45 years old.

     Mr. You has been Executive Vice President and Chief Financial Officer of Oracle since July 2004. Prior to joining Oracle, Mr. You was Chief Financial Officer of Accenture Ltd., a global management consulting, technology services and outsourcing company, from June 2001 to July 2004. Prior to Accenture, Mr. You was with Morgan Stanley & Co. Incorporated, a global investment bank, where he was a Managing Director from December 2000 to June 2001 and a Principal from March 1996 to December 2000. Mr. You is 45 years old.

     Mr. Cooperman has been Senior Vice President, General Counsel and Secretary of Oracle since February 1997. Prior to joining Oracle, Mr. Cooperman had been associated with the law firm of McCutchen, Doyle, Brown & Enersen (which has since become Bingham McCutchen LLP), from October 1977 and had served as a partner since June 1983. From September 1995 until February 1997, Mr. Cooperman was Chair of the law firm’s Business and Transactions Group and from April 1989 through September 1995, he served as the Managing Partner of the law firm’s San Jose office. Mr. Cooperman is 54 years old.

     None of the Oracle designated officers described above has entered into any employment agreement or arrangement with the Company.

     Prior to the actions taken on December 29, 2004, none of the Oracle designees was a director of, or held any position with, the Company. Oracle and Merger Subsidiary have advised the Company that none of the Oracle designees or any of his or her affiliates (i) has a familial relationship with any directors or executive officers of the Company, or (ii) has been involved in any transactions with the Company or any of its directors, officers, or affiliates which are required to be disclosed pursuant to the rules and regulations of the Securities and Exchange Commission.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 30, 2004

PEOPLESOFT, INC.
By:	/s/ Daniel Cooperman
Daniel Cooperman
Senior Vice President, General Counsel and Secretary